Exhibit 99.1

INVESTOR CONTACT:	Lois Lee
loislee@invacare.com
440-329-6435

INVACARE CORPORATION ANNOUNCES NEW SECURED CREDIT FACILITY OF UP TO $104.5 MILLION AND CONVERTIBLE DEBT EXCHANGE
PROVIDES SECOND QUARTER BUSINESS UPDATE

-The new Credit Facility provides an immediate and meaningful liquidity infusion, supporting working capital needs
-Upon the satisfaction of certain post-closing conditions or business milestones, the Credit Facility allows for full access to the notional amount of $104.5 million
-The convertible debt exchange results in both debt discount recapture and a path for future debt reduction

ELYRIA, OH (July 26, 2022) - Invacare Corporation (NYSE:IVC) (“Invacare” or the “company”) announced today that it completed a series of strategic capital market transactions that will enable the company to address its elevated backlog level, increase its overall financial flexibility, and better position the company to achieve its growth and profitability goals.
New Strategic Financing Secured
The company entered into a senior secured Term Loan Agreement with certain funds managed by Highbridge Capital Management LLC, providing for delayed draws of up to $104.5 million. The company completed an initial drawdown of $66.5 million under the Term Loan Agreement effective July 26, 2022. The secured term loan matures on July 26, 2026 and accrues interest at an initial annual rate of SOFR + 7.00% and after the second anniversary of the Closing Date at an annual rate of SOFR + 8.75%. The company may draw the remaining $38 million from the Term Loan Agreement in three incremental tranches subject to certain conditions.

Concurrently, the company entered into private exchange agreements providing for the settlement of $5.0 million aggregate principal amount of the company’s outstanding 5.00% Series II Convertible Senior Exchange Notes due 2024 and up to $55.3 million aggregate principal amount of its outstanding 4.25% Convertible Senior Notes due 2026. The company completed the exchange of all $5.0 million aggregate principal amount of the 5.00% notes and $41.5 million aggregate principal amount of the 4.25% notes on July 26, 2022. This exchange was funded by $31.1 million aggregate principal amount of newly issued 5.68% Convertible Senior Secured Notes due 2026, 2.7 million common shares of Invacare stock, cash payment of

$4.5 million, and cash equal to accrued and unpaid interest on the outstanding convertible notes exchanged in the transaction. The company may exchange the remaining $13.8 million aggregate principal amount of 4.25% notes for $10.4 million aggregate principal amount of new notes in two incremental tranches subject to certain conditions. The new notes will pay interest at a 5.68% annual rate and mature on July 1, 2026.

In addition, the company amended its existing Asset Based Lending credit facility to extend its maturity to January 16, 2026 and reduce the maximum notional amount of the facility from $90 million to $35 million. Proceeds from the Term Loan were used to repay in full outstanding borrowings under the Asset Based Lending credit facility.

Commenting on the financing, Matt Monaghan, chairman, president and chief executive officer stated, “We are pleased to secure this additional capital which will provide Invacare with increased liquidity and added flexibility to address on-going supply chain challenges, and it will allow the company to accelerate its transformation plan and growth strategy. This funding should enable the company to service its elevated backlog, converting demand to timely sales and ultimately returning top-line sales growth.”

The transactions described herein are further described in a Current Report on Form 8-K filed today with the Securities and Exchange Commission. The descriptions herein are qualified in their entirety by reference to the further descriptions included in the Current Report on Form 8-K.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The newly issued Convertible Senior Secured Notes due 2026, the Company’s common shares that may be issuable upon conversion of the such notes and the Company’s common shares issued in the exchange have not been registered under the Securities Act, or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

Second Quarter Business Update

In the second quarter of 2022, the company continued to experience strong product demand, evidenced by an increasing backlog, primarily in mobility and seating and lifestyle products, and the benefits of certain pricing actions. For 2Q22, preliminary Adjusted EBITDA(a) and Free Cash

Flow(b) results improved sequentially, as previously guided. Preliminary 2Q22 revenues declined on a sequential basis, driven primarily by the external supply constraints.

Providing an update on the current business environment, Monaghan noted, “We have already started to realize the benefits of some of the actions taken to transform the business, resulting in improved customer experience and process improvements, which also served to lower operating costs. Coupled with today’s transaction, we are better positioned to accelerate even more changes to the business that are intended to convert demand into revenue and profit more efficiently. These actions are expected to yield improved overall performance, driving durable changes for future periods.”

About Invacare Corporation

Invacare Corporation (NYSE:IVC)(“Invacare” or the “company”) is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest, and perform essential hygiene. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe, and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, statements related to the company’s ability to address on-going supply chain challenges; sales and free cash flow trends; the impact of contingency plans and cost containment actions; the company’s liquidity and working capital expectations; the company’s future financial results; and similar statements. Actual results may differ materially as a result of various risks and uncertainties, including the duration and scope of the COVID-19 pandemic, the pace of resumption of access to healthcare, including clinics and elective care, and loosening of public health restrictions, or any reimposed restrictions on access to healthcare or tightening of public health restrictions and impact on the demand for the company’s products; the availability and cost to the company of needed raw materials and components from its suppliers; actions that governments, businesses and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps the company has taken or will take to reduce operating costs; the ability of the company to sustain profitable sales growth, achieve anticipated improvements in segment operating performance, convert high inventory levels to cash or reduce its costs; lack of market acceptance of the company's new product innovations, revised product pricing and/or product surcharges; circumstances or developments that may make the company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives, in particular the key elements of its enhanced transformation and growth plan such as its new product introductions, commercialization plans, additional investments in sales force and demonstration equipment, product distribution strategy in Europe, supply chain actions and global information technology outsourcing and ERP implementation activities; possible adverse effects on the company's liquidity, including the company's ability to address future debt maturities; adverse changes in government and third-party payor reimbursement levels and practices in the U.S.; adverse impacts of new tariffs or increases in commodity prices or freight and logistics costs; regulatory proceedings or the company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the company's products or operations; adverse effects of regulatory or governmental inspections of the company's facilities at any time and governmental investigations or enforcement actions; exchange rate fluctuations; and those other risks and uncertainties expressed in the cautionary statements and risk factors in the company's annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. The company may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.

Definitions of Non-GAAP Financial Measures
(a) "Adjusted EBITDA" is a non-GAAP financial measure, which is defined as earnings before interest, taxes, depreciation and amortization and calculated as net loss plus: income taxes, interest expense-net, net gain or loss on convertible debt derivatives, net gain or loss on debt extinguishment including debt finance charges and fees, asset write-downs related to intangible assets, impairment of goodwill, net gain or loss on sale of business, and depreciation and amortization, as further adjusted to exclude charges related to restructuring activities and stock compensation expense. It should be noted that the company's definition of Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies and financial analysts calculate Adjusted EBITDA in the same manner. The company believes that this financial measure provides meaningful information which is used by financial analysts and others in the company's industry to evaluate the performance of the company.
(b) "Free cash flow" is a non-GAAP financial measure, which is defined as net cash provided (used) by operating activities less purchases of property and equipment plus proceeds from sales of property and equipment. The company believes that this financial measure provides meaningful information for evaluating the overall financial performance of the company and its ability to repay debt or make future investments.